Exhibit 99.3

Preliminary Biomarker Findings from the RESCUE-ALS Trial | A Phase 2 Double-Blind, Placebo-Controlled Study of CNM-Au8 to Slow Disease Progression in ALS

RESCUEALS

Steve Vucic PhD, DSc, FRACP, FAHMS, Parvathi Menon PhD, FRACP[1], William Huynh PhD, FRACP[2], Colin Mahoney, PhD, MB, MRCPF, Karen S. Ho, PhD MSc[3], Austin Rynders, RN[3], Jacob Evan[3], Jeremy Evan, PA-C[3], Robert Glanzman, MD FAAN[3], Michael T. Hotchkin[3], Matthew C. Kiernan PhD, DSc, MBBS, FRACP, FAHMS
[1]Concord Repatriation General Hospital, University of Sydney, Australia;[2]Brain and Mind Centre, University of Sydney, Australia;[3]Clene Nanomedicine, Salt Lake City, UT, USA

CONCLUSION: CNM-Au8 treatment decreased urinary p75 and plasma UCHL1 levels during the double-blind period; plasma NfL levels were predominantly stable in this early ALS population

Baseline Demographics

Baseline Value mean (sd)	Age (yrs)	Sex n, (%) Male | Female	Onset Site n, (%) Limb | Bulbar	Months from Onset	FVC (% pred.)	ALSFRS-R Score	ENCALS Risk Profile[1]	MUNIX Sum
All (n=45)	59.1 (12.3)	M: 26 (58%) F: 19 (42%)	L: 33 (73%) B: 12 (27%)	15.8 (9.3)	81.5 (16.7)	38.7 (6.0)	-4.4 (1.8)	378.2 (175.3)
CNM-Au8 30mg (n=23)	57.0 (13.3)	M: 13 (57%) F: 10 (43%)	L: 16 (70%) B: 7 (30%)	15.5 (7.6)	84.5 (18.3)	38.6 (6.6)	-4.6 (1.7)	380.2 (198.0)
Placebo (n=22)	61.3 (10.9)	M: 13 (59%) F: 9 (41%)	L: 17 (77%) B: 5 (23%)	16.1 (10.9)	78.2 (14.5)	38.8 (5.4)	-4.2 (1.8)	376.2 (152.7)

Design Summary

- Early symptomatic ALS
- Randomized (1:1, CNM-Au8 30 mg or placebo)
- 36-week treatment period with open label extension
- 1st EP: MUNIX(4) summed %change of ADM, APB, BB, & TA
- Exploratory pharmacodynamic markers: p75^{ECD}, NfL, UCHL1, GFAP, untargeted proteomics, untargeted metabolomics

[1]Urinary p75^{ECD} Results: CNM-Au8 treatment demonstrated trend for decreased p75^{ECD} (ELISA, M. Rodgers, U. Flinders)


Rescue-ALS Urinary p75ECD
(Creatinine Normalized, Mean ± SEM)
Urinary p75ECD/Creatinine (mg)
Active (n=22)
Placebo (n=19)
Mixed Effects Model
p = 0.1004
Weeks
(Post-Randomization)

All available data; samples with low creatinine <0.3 mg/ml urinary creatinine.


Rescue-ALS Urinary p75ECD Average Slope
Baseline to Week 36 (Post Hoc Analysis)
(Mean ± SEM)
Mean Slope Change (Units/Week)
(Baseline to Wk36)
Active (n=21)
Placebo (n=19)

[2]Plasma UCHL1 Results: CNM-Au8 treatment blunted increased UCHL1 vs. placebo (Quanterix, Simoa Assay)


UCHL1 Individual Values
(Mean ± SEM)
UCHL-1 Plasma Level
(pg/mL)
Weeks
(Post-Randomization)
Active (n=23)
Placebo (n=22)
Mixed Effects Model - treatment
p = 0.0462


UCHL1 Individual Values (Active)
UCHL-1 Plasma Level
(pg/mL)
Weeks
(Post-Randomization)
(n=23)


UCHL1 Individual Values (Placebo)
UCHL-1 Plasma Level
(pg/mL)
Weeks
(Post-Randomization)
(n=22)

Plasma NfL Results: Levels were predominantly stable across both treatment groups (Quanterix, Simoa Assay)


NfL Values By Visit
(Mean ± SEM)
NfL Plasma Levels
(pg/mL)
Weeks
(Post-Randomization)
Active (n=23)
Placebo (n=22)

*No adjustments or imputation for missing data


Participant Level NfL Changes (Active)*
NfL Plasma Levels
(pg/mL)
Weeks
(Post-Randomization)
(n=23)
Active

*Missing values are not imputed


Participant Level NfL Changes (Placebo)*
NfL Plasma Levels
(pg/mL)
Weeks
(Post-Randomization)
(n=22)
Placebo

*Missing values are not imputed

Acknowledgements: We thank the ALS study patients and their families for their support and willingness to engage in clinical research. We thank the site investigators for their research excellence and dedication to patients. We thank FightMND of Australia for substantially funding the RESCUE-ALS trial.

1. Sheapheard et al. 2020 Neurology 2017, 88 (12), 1137–1143. 2. Li et al. 2020 Ann. Clin. Transl. Neurol. 2020, 7 (8), 1420–1428.

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